Exhibit 99.2

THERMOGENESIS ANNOUNCES AMENDED AND RESTATED
DISTRIBUTION AGREEMENT WITH GE HEALTHCARE

NEW AGREEMENT RETURNS BIOARCHIVE® SYSTEM SALES RIGHTS TO COMPANY, IMPROVES ECONOMICS
OF AXP™ BAG SET BUSINESS

RANCHO CORDOVA, CA, May 7, 2008—ThermoGenesis Corp. (NASDAQ: KOOL), a leading supplier of innovative products and services that process and store adult stem cells, said today that in partnership with GE Healthcare (GEHC) it has restructured its existing International Distribution Agreement to maximize the AXP product value utilizing each parties’ respective strengths and focusing on long-term strategic goals.

Key elements of the revised agreement, which will become effective on July 1, 2008, include:

•	GEHC will continue as the exclusive distributor of AXP Platform products as well as any future related products used in applications based on volume reduction of blood derived from umbilical cord blood and/or placenta outside of South America, Russia and China (excluding Hong Kong and Taiwan).

•	GEHC will return worldwide rights to distribute the BioArchive System to ThermoGenesis but for the time being GEHC will retain servicing rights in North America and most of Europe.

•	Financial terms have been amended to better reflect each party’s contributions.

“This new agreement is a win-win for our current and prospective customers and ThermoGenesis shareholders. It also realigns our mutual interests with GEHC and will enable us to pursue other potential collaborations,” said Dr. William Osgood, Chief Executive Officer of ThermoGenesis.

“We can now reengage our former BioArchive distributors—many of whom have been distributing our other offerings—and explore maximizing the market opportunities for our current and future offerings. At the same time, we will continue to work with GEHC to develop areas of mutual interest in regenerative medicine and look forward to identifying new technologies or markets that we can develop jointly,” he added.

About ThermoGenesis Corp.
ThermoGenesis Corp. (www.thermogenesis.com) is a leading supplier of innovative products and services that process and store adult stem cells for treatment of disease and injury. These products include:

•	The BioArchive® System, an automated cryogenic device, is used by cord blood stem cell banks in more than 25 countries for cryopreserving and archiving cord blood stem cell units for transplant.

•	AXP™ AutoXpress™ System is used for the processing of cord blood including sterile blood processing disposable for harvesting stem cells in a closed system.

•	AXP™ MarrowXpress™ is used for isolating stem cells from bone marrow in a closed system.

•	The CryoSeal® FS System, an automated device and companion sterile blood processing disposable, is used to prepare fibrin sealants from plasma in about an hour.

•	The Thrombin Processing Device™ (TPD™) is a sterile blood processing disposable that prepares activated thrombin from a small aliquot of plasma in less than 30 minutes.

This press release, including statements regarding financial information for future periods, contain forward-looking statements, and such statements are made pursuant to the safe harbour provisions of the Private Securities Litigation Reform Act of 1995. These statements involve risks and uncertainties that could cause actual outcomes to differ materially from those contemplated by the forward-looking statements. Several factors, including timing of FDA approvals, changes in customer forecasts, our failure to meet customers’ purchase order and quality requirements, supply shortages, production delays, changes in the markets for customers’ products, introduction timing and acceptance of our new products scheduled for fiscal year 2008, and introduction of competitive products and other factors beyond our control, could result in a materially different revenue outcome and/or in our failure to achieve the revenue levels we expect for fiscal 2008. A more complete description of these and other risks that could cause actual events to differ from the outcomes predicted by our forward looking statements is set forth under the caption “Risk Factors” in our annual report on Form 10-K and other reports we file with the
Securities and Exchange Commission from time to time, and you should consider each of those factors when evaluating the forward looking statements.

ThermoGenesis Corp.
Web site: http://www.thermogenesis.com
Contact: Investor Relations
+1-916-858-5107, or
ir@thermogenesis.com